UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Dated October 29, 2013

of

AGCO CORPORATION

A Delaware Corporation

IRS Employer Identification No. 58-1960019

SEC File Number 1-12930

4205 River Green Parkway

Duluth, Georgia 30096

(770) 813-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2013, the Board of Directors of AGCO Corporation (the “Company”) elected Roy Armes and Michael Arnold as members of its Board of Directors, effective October 24, 2013. Also, Mr. Armes was elected to serve on the Company’s Compensation and Succession Planning Committees and Mr. Arnold was elected to serve on the Company’s Audit and Governance Committees. Each of their terms will expire at the 2014 annual meeting of stockholders. A press release announcing this election is attached hereto as Exhibit 99.1.

Mr. Arnold is President and CEO of Ryerson, Inc. The Company paid approximately $1.7 million and $2.5 million, respectively, to Ryerson, Inc. during the nine months ended September 30, 2013 and the year ended December 31, 2012 for steel used in the Company’s manufacturing processes.

Item 9.01.	Exhibits.

The following exhibit is filed with this report:

99.1 Press release dated October 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO Corporation

By:	/s/ Andrew H. Beck
Andrew H. Beck Senior Vice President and Chief Financial Officer

Dated: October 29, 2013

Exhibit Index

Exhibit No.	Description

99.1	Press release dated October 25, 2013.